EXHIBIT 31.4

SECTION 302 CERTIFICATION

     I, Michael l-Hillow, certify that:

     1. I have reviewed this Annual Report on Form 10-K/A of Evergreen Solar, Inc; and

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ MICHAEL EL-HILLOW
Michael El-Hillow
Chief Financial Officer
April 29, 2008